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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated January 18, 2007, relating to the combined financial statements of the healthcare businesses of Tyco International Ltd. (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs related to the fact that the healthcare businesses of Tyco International Ltd. is comprised of the assets and liabilities used in managing and operating the various healthcare businesses of Tyco International Ltd. and to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment in 2006 and to a change in the measurement date for pension and post-retirement plans in 2005) as of September 29, 2006 and September 30, 2005, and for each of the three years in the period ended September 29, 2006, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 18, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM